UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2025

Piedmont Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34626	58-2328421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5565 Glenridge Connector, St. 450

Atlanta, GA 30342

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (770) 418-8800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	PDM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On July 30, 2025, Piedmont Realty Trust, Inc. (the “Company”) filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission, replacing the Company’s prior shelf registration statement. Through the shelf registration, the Company and its subsidiaries may issue debt and equity securities, although no specific transaction is currently contemplated. However, in order to maintain the ability to issue equity through an at-the-market program as the Company believes to be appropriate, on July 30, 2025 the Company and its operating partnership, Piedmont Operating Partnership, LP, entered into an amendment (the “Amendment”) to the Equity Distribution Agreement, dated July 29, 2022 (as amended, the “Equity Distribution Agreement”) with J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as managers (collectively, the “Managers”), JPMorgan Chase Bank, National Association, Morgan Stanley & Co. LLC, Bank of America, N.A., The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association, as forward purchasers (collectively, the “Forward Purchasers”), and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as forward sellers (collectively, the “Forward Sellers”), pursuant to which the Company may offer and sell, from time to time, through the Managers, as the Company’s agents, or to the Managers for resale, shares of the Company’s common stock, par value $0.01 per share, having an aggregate gross sales price of up to $250 million, which represents the unsold amount available under the Company’s at-the-market program prior to such Amendment. The Company also entered into an amendment to each of the Master Forward Confirmations on July 30, 2025 with each of the Forward Purchasers to reflect the entry into the Amendment.

The Amendment provides that shares of common stock to be sold pursuant to the Equity Distribution Agreement will be issued pursuant to a prospectus dated July 30, 2025, and a prospectus supplement filed with the Securities and Exchange Commission on July 30, 2025, in connection with one or more offerings of shares from the Company’s new effective shelf registration statement on Form S-3 (Registration No. 333-289089). Sales of shares of the Company’s common stock through the Managers, if any, will be made in amounts and at times to be determined by the Company from time to time, but the Company has no obligation to sell any of the shares in the offering and may suspend sales in connection with the offering at any time. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common shares and determinations by the Company of the appropriate sources of funding for the Company. Any sales of shares of the Company’s common stock through the Managers will be made by means of ordinary brokers’ transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of sale, in block transactions, or as otherwise agreed upon by us and the Managers. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The Equity Distribution Agreement, the Amendment and the form of amendment to the Master Forward Confirmations are filed as Exhibits 1.1, 1.2 and 99.1, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference. The foregoing description of the Equity Distribution Agreement, the Amendment and the form of amendment to the Master Forward Confirmations and the transactions contemplated thereby is qualified in its entirety by reference to Exhibits 1.1, 1.2 and 99.1.

Exhibits 5.1 and 23.1 to this Current Report on Form 8-K are filed herewith in connection with the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-289089) and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

1.1	Equity Distribution Agreement, dated July 29, 2022, between Piedmont Realty Trust, Inc., Piedmont Operating Partnership, LP, and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as managers, JPMorgan Chase Bank, National Association, Morgan Stanley & Co. LLC, Bank of America, N.A., The Bank of Nova Scotia, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association, as forward purchasers, and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Scotia Capital (USA), Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as forward sellers (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed on July 29, 2022)

1.2	Amendment to Equity Distribution Agreement, dated July 30, 2025

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (included in Exhibit 5.1)

99.1	Form of Amendment to the Master Forward Confirmations

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIEDMONT REALTY TRUST, INC.

Date: July 30, 2025	By:	/s/ Laura P. Moon
	Name:	Laura P. Moon
	Title:	Executive Vice President, Chief Accounting Officer and Treasurer

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